Exhibit 32(a)

Certification of Chief Executive Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Joseph F. Woody, Chief Executive Officer of Avanos Medical, Inc., certify that, to my knowledge:
(1)the Form 10-Q, filed with the Securities and Exchange Commission on November 1, 2023 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the accompanied report fairly presents, in all material respects, the financial condition and results of operations of Avanos Medical, Inc.

Date: November 1, 2023	/s/ Joseph F. Woody
Joseph F. Woody Chief Executive Officer (Principal Executive Officer)